\ Supplemental Financial Information May 14, 2026

VERSANT

\ 1

Revenue, Adjusted and Standalone Adjusted Costs and Expenses, Excluding Depreciation and Amortization, and Adjusted and Standalone Adjusted EBITDA

(in millions)	Q1 2026	Q1 2025	Q2 2025	Q3 2025	Q4 2025	FY 2025
		Presented on a standalone basis[(1)]				
Revenue						
Linear distribution	$ 1,006	$ 1,085	$ 1,017	$ 992	$ 997	$ 4,092
Advertising	368	388	425	394	370	1,577
Platforms	192	176	223	224	202	826
Content licensing and other	121	57	43	54	41	193
Total revenue	**$ 1,687**	**$ 1,706**	**$ 1,708**	**$ 1,663**	**$ 1,610**	**$ 6,688**
Costs						
Programming and production	$ 519	$ 547	$ 573	$ 744	$ 582	$ 2,446
Other	119	108	127	129	128	491
Total costs of revenue	638	654	700	873	710	2,937
Selling, general and administrative [(1)]	346	380	402	410	380	1,572
Total Adjusted and Standalone Adjusted Costs and Expenses, Excluding Depreciation and Amortization [(1)]	**$ 983**	**$ 1,035**	**$ 1,102**	**$ 1,282**	**$ 1,089**	**$ 4,509**
Adjusted EBITDA and Standalone Adjusted EBITDA [(2)]	**$ 704**	**$ 672**	**$ 606**	**$ 381**	**$ 521**	**$ 2,180**
Adjusted EBITDA and Standalone Adjusted EBITDA margin [(2)]	42 %	39 %	35 %	23 %	32 %	33 %

1. 2026 amounts are adjusted for transaction and transaction-related costs. For 2025, the amounts presented above are presented on a standalone basis. Both represent Non-GAAP financial measures, refer to Notes page for additional information and reconciliation to the most comparable GAAP measure.
2. Non-GAAP financial measure, refer to Notes page for additional information and reconciliation to the most comparable GAAP measure.

See Notes page for basis of presentation and additional information.

\ Notes Basis of Presentation Our consolidated and combined financial statements have been prepared in accordance with GAAP and pursuant to the rules and regulations of the SEC. For the prior year periods presented in the combined financial statements prior to our separation from Comcast on January 2, 2026 (the "Separation") included in this report, the Versant businesses operated as part of Comcast’s Media segment. As such, the prior year combined financial statements were derived from Comcast’s historical accounting records as if Versant operations had been conducted independently from Comcast, and reflect our assets, liabilities, revenues and expenses on a historical cost basis. The prior year historical financial information was prepared using allocations and carve-out methodologies for the periods prior to the Separation, using assumptions that management believed to be reasonable. Accordingly, the financial information for periods prior to the Separation from Comcast may not be indicative of our future performance, do not necessarily include the actual expenses that would have been incurred by us, and may not reflect our results of operations, financial position, and cash flows had we been a separate, standalone company during the historical periods presented. Numerical information is presented on a rounded basis using actual amounts, unless otherwise noted. Minor differences in totals and percentage calculations may exist due to rounding. Non-GAAP Financial Measures In addition to financial measures included in our combined financial statements, we use certain non-GAAP financial measures as defined below. We provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP in the following pages. Adjusted EBITDA is defined as net income attributable to Versant before net income (loss) attributable to noncontrolling interests, income tax expense, investment and other income (loss), net, interest expense, depreciation and amortization expense, and other operating gains and losses (such as impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets), if any. From time to time, we may exclude from Adjusted EBITDA the impact of certain other events, gains, losses or other charges that affect the period-to-period comparability of our operating performance. Standalone Adjusted EBITDA is defined as net income attributable to Versant before net income (loss) attributable to noncontrolling interests, income tax expense, investment and other income (loss), net, interest expense, depreciation and amortization expense, and other operating gains and losses (such as impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets), if any, and further adjusted to give effect to estimated incremental costs of commercial agreements with Comcast and estimated additional costs we expect to incur as a standalone company in certain of our corporate administrative, facilities and support functions. From time to time, we may exclude from Standalone Adjusted EBITDA the impact of certain events, gains, losses or other charges that affect the period-to-period comparability of our operating performance. Standalone Adjusted EBITDA is presented for informational purposes only and does not purport to represent what our results of operations actually would have been had we operated as a standalone company for the periods presented or to project our financial performance for any future period. Standalone Adjusted EBITDA is based on available information, estimates and assumptions, which we believe are reasonable, although actual future results will differ from the amounts presented. 2

\ Notes (Continued) Non-GAAP Financial Measures (Continued) Standalone Selling, General and Administrative expense is defined as selling, general and administrative expenses adjusted to give effect to estimated incremental costs of commercial agreements with Comcast and estimated additional costs we expect to incur as a standalone company in certain of our corporate administrative, facilities and support functions, and further adjusted to exclude the impact of transaction and transaction-related costs. Standalone Costs and Expenses, Excluding Depreciation and Amortization is defined as the aggregate amount of costs and expenses, excluding depreciation and amortization adjusted to give effect to estimated incremental costs of commercial agreements with Comcast and estimated additional costs we expect to incur as a standalone company in certain of our corporate administrative, facilities and support functions, and further adjusted to exclude the impact of transaction and transaction-related costs. 3

VERSANT

4

Reconciliation from Net Income Attributable to Versant to Adjusted EBITDA and Standalone Adjusted EBITDA

(in millions)	Q1 2026	Q1 2025	Q2 2025	Q3 2025	Q4 2025	FY 2025
Net income attributable to Versant	$ 286	$ 367	$ 302	$ 80	$ 181	$ 930
Net income (loss) attributable to noncontrolling interests	—	—	1	(1)	—	1
Income tax expense	112	132	106	45	13	297
Investment and other (income) loss, net	(8)	—	1	39	(9)	31
Interest expense	52	—	—	—	13	13
Depreciation and amortization	256	245	244	255	267	1,010
Adjustments for transaction and transaction-related costs (1)	5	12	32	27	71	142
Adjusted EBITDA	**$ 704**	**$ 757**	**$ 685**	**$ 445**	**$ 537**	**$ 2,425**
Incremental costs of commercial agreements with Comcast (2)		(45)	(43)	(46)	(51)	(186)
Incremental costs of corporate administrative, facilities and support functions (3)		(40)	(36)	(19)	36	(59)
Standalone Adjusted EBITDA		**$ 672**	**$ 606**	**$ 381**	**$ 521**	**$ 2,180**

1. Transaction costs are incremental costs directly related to effectuating the Separation and primarily include legal, audit and advisory fees. Transaction-related costs are incremental costs incurred in anticipation of the Separation and primarily include IT separation and implementation costs, advisory fees and other one-time costs.

2. Amounts represent incremental costs of commercial agreements entered into with Comcast in connection with the Separation and primarily relate to the commercial services agreement for the sale and use of our advertising and promotional inventory.

3. Amounts represent estimated incremental costs related to corporate administrative, facilities and support functions and primarily include the recurring and ongoing costs required to operate new functions required for a public company such as external reporting, internal audit, treasury, investor relations, board of directors and stock administration, and expanding the services of existing functions such as information technology, finance, supply chain, human resources, legal, tax, facilities and insurance. Amounts were determined by comparing expected costs to amounts in the combined statements of income, inclusive of allocation for centralized functions within Comcast and allocations of costs for the use of shared assets.

VERSANT

5

Reconciliations from Reported to Adjusted and Standalone Selling, General and Administrative Expenses and Costs and Expenses, Excluding Depreciation and Amortization

	Q1	Q1	Q2	Q3	Q4	FY
(in millions)	2026	2025	2025	2025	2025	2025
Selling, general and administrative expenses	$ 351	$ 307	$ 355	$ 372	$ 435	$ 1,469
Transaction and transaction-related costs (1)	(5)	(12)	(32)	(27)	(71)	(142)
Incremental costs of commercial agreements with Comcast (2)	—	45	43	46	51	186
Incremental costs of corporate administrative, facilities and support functions (3)	—	40	36	19	(36)	59
Adjusted Selling, General and Administrative Expenses	**$ 346**					
Standalone Adjusted Selling, General and Administrative Expenses		**$ 380**	**$ 402**	**$ 410**	**$ 380**	**$ 1,572**
Costs and expenses, excluding depreciation and amortization	$ 989	$ 961	$ 1,055	$ 1,245	$ 1,145	$ 4,406
Transaction and transaction-related costs (1)	(5)	(12)	(32)	(27)	(71)	(142)
Incremental costs of commercial agreements with Comcast (2)	—	45	43	46	51	186
Incremental costs of corporate administrative, facilities and support functions (3)	—	40	36	19	(36)	59
Adjusted Costs and Expenses, Excluding Depreciation and Amortization	**$ 983**					
Standalone Adjusted Costs and Expenses, Excluding Depreciation and Amortization		**$ 1,035**	**$ 1,102**	**$ 1,282**	**$ 1,089**	**$ 4,509**

1. Transaction costs are incremental costs directly related to effectuating the Separation and primarily include legal, audit and advisory fees. Transaction-related costs are incremental costs incurred in anticipation of the Separation and primarily include IT separation and implementation costs, advisory fees and other one-time costs.

2. Amounts represent incremental costs of commercial agreements entered into with Comcast in connection with the Separation and primarily relate to the commercial services agreement for the sale and use of our advertising and promotional inventory.

3. Amounts represent estimated incremental costs related to corporate administrative, facilities and support functions and primarily include the recurring and ongoing costs required to operate new functions required for a public company such as external reporting, internal audit, treasury, investor relations, board of directors and stock administration, and expanding the services of existing functions such as information technology, finance, supply chain, human resources, legal, tax, facilities and insurance. Amounts were determined by comparing expected costs to amounts in the combined statements of income, inclusive of allocation for centralized functions within Comcast and allocations of costs for the use of shared assets.